Exhibit 99.1

Exhibit 99.1

Old National's 1st Quarter Driven by Transformative Merger with
First Midwest and Strong Commercial Loan Growth
EVANSVILLE, Ind. (April 26, 2022)

Reflective of the CECL Day 1 provision expense and merger related expenses, all as expected, Old National Bancorp (NASDAQ: ONB) reports 1Q22 net loss applicable to common shares of $29.6 million, diluted EPS of $(0.13).

Adjusted net income applicable to common shares[1] of $91.6 million, or $0.40 per diluted common share.
CEO COMMENTARY:

“Old National’s 1st quarter results were driven by several factors, including robust commercial loan growth and strong credit metrics and most importantly, the completion of our transformative merger with First Midwest,” said CEO Jim Ryan. “We are positioned well for continued growth and investments that will benefit our clients, team members, communities and shareholders.”

FIRST QUARTER HIGHLIGHTS2:

Net Income	•Net loss applicable to common shares of $29.6 million; adjusted net income applicable to common shares[1] of $91.6 million
•Earnings per diluted common share ("EPS") of $(0.13); adjusted EPS[1] of $0.40

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $226.6 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 2.88%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $65.1 million; adjusted PPNR[1] of $118.6 million
•Noninterest expense of $226.7 million; adjusted noninterest expense[1] of $172.9 million
•Efficiency ratio[1] of 76.2%; adjusted efficiency ratio[1] of 57.7%

Loans and Credit Quality	•End-of-period total loans[3] of $28.4 billion compared to $13.6 billion at December 31
◦Increased commercial loans 8.3% annualized on a full first quarter combined basis[1,4], excluding PPP loans and acquisition accounting adjustments
•Total full quarter combined[4] commercial production of $1.5 billion
•March 31 pipeline of $5.4 billion
•Provision for credit losses ("provision") of $97.6 million; $96.3 million of current expected credit loss ("CECL") Day 1 non-purchased credit deteriorated ("non-PCD") provision expense[5]
•Net charge-offs of $2.8 million, or 5 basis points ("bps") of average loans
•Non-performing loans of 0.88% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of (4.0)%; adjusted return on average tangible common equity[1] of 15.0%
•Repurchased 3.5 million shares of common stock at a cost of $63.8 million during the quarter

Notable Items	•$96.3 million of CECL Day 1 non-PCD provision expense[5]
•$52.3 million of merger-related charges
•$1.5 million of tax credit amortization
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons to legacy prior periods are not meaningful due to merger 3 Includes loans held for sale 4 Excludes Paycheck Protection Program ("PPP") loans and acquisition accounting adjustments ("AAAs") for legacy First Midwest and combined Old National - growth annualized for the combined full quarter 5 Refers to the initial increase in allowance for credit losses required on acquired non-PCD loans through the provision for credit losses

MERGER TRANSACTION
On February 15, 2022, Old National Bancorp ("Old National") completed its transformative merger with First Midwest Bancorp, Inc. ("First Midwest") to create the premier bank in the Midwest. The merger added approximately $22 billion of assets, $14 billion of loans, and $17 billion of deposits. The combined company ranks among the top 35 banking companies based in the United States and creates the sixth largest commercial bank headquartered in the Midwest based on assets, with approximately $46 billion of combined assets, $31 billion of assets under management, strong commercial banking capabilities, a robust retail footprint, and a significant wealth platform.
RESULTS OF OPERATIONS
Old National (NASDAQ: ONB) reported first quarter 2022 net loss applicable to common shares of $29.6 million, or $(0.13) per diluted share.
Included in the first quarter were pre-tax charges of $96.3 million of CECL Day 1 non-PCD provision expense related to the allowance established on acquired non-PCD loans and $52.3 million of expenses related to the merger with First Midwest, including $11.0 million attributable to the provision for unfunded commitments. Excluding these charges and debt securities gains from the current quarter, adjusted net income was $91.6 million, or $0.40 per diluted share.
LOANS
Loan growth and expanding presence driven by the merger, along with strong combined commercial production and growth.
•Period-end total loans3 were $28.4 billion at March 31, 2022, up from $13.6 billion at December 31, 2021, driven by the merger and strong commercial production.
•Paycheck Protection Program ("PPP") loans increased $36.3 million to $205.3 million at March 31, 2022, compared to $169.0 million at December 31, 2021, as a result of the merger.
•On a first full quarter combined basis1,4, excluding PPP loans and acquisition accounting adjustments, total loans increased 6.2%, annualized, and total commercial loans increased 8.3%, annualized.
•Full first quarter combined total commercial loan production was $1.5 billion; period-end pipeline totaled $5.4 billion.
•Consumer loans increased to $2.7 billion and residential mortgage loans increased to $5.7 billion, driven by the merger and partially offset by acquired transactional portfolio run-off.
•Average total loans in the first quarter were $20.7 billion, an increase of $7.1 billion from the fourth quarter of 2021 and $7.2 billion excluding PPP loans.

DEPOSITS
Strong deposit franchise bolstered by merger, partially offset by normal seasonality.
•Period-end total deposits were $35.6 billion at March 31, 2022, compared to $18.6 billion at December 31, 2021.
•Full first quarter combined total deposits balances were stable as a seasonal decline in commercial and municipal deposits as well as a decrease in time deposits in light of the current market environment was partly offset by growth in retail interest-bearing deposits.
•On average, total deposits in the first quarter increased to $26.9 billion, compared to $18.4 billion for the fourth quarter of 2021.

NET INTEREST INCOME AND MARGIN
Increase in earning assets from the merger favorably impact net interest income and margin, offsetting the continued decline of PPP interest and fees, as well as fewer days in the quarter.
•Net interest income on a fully taxable equivalent basis increased to $226.6 million in the first quarter of 2022 compared to $150.2 million in the fourth quarter of 2021, driven by the merger and loan growth, partially offset by lower PPP interest and fees, as well as fewer days in the quarter.
•Net interest margin on a fully taxable equivalent basis increased 11 bps to 2.88% compared to 2.77% in the fourth quarter of 2021, driven by the mix of interest-earning assets added in the merger, higher accretion and loan growth, partially offset by lower PPP interest and fees, excess liquidity, and fewer days in the quarter.
•PPP interest and net fees combined were $3.7 million, or 3 bps of net interest margin, in the first quarter of 2022 compared to $7.7 million, or 11 bps of net interest margin, in the fourth quarter of 2021.

•Accretion income on loans and borrowings was $15.9 million, or 20 bps of net interest margin, in the first quarter of 2022 compared to $3.9 million, or 7 bps of net interest margin, in the fourth quarter of 2021.
•Interest collected on nonaccrual loans was $1.1 million, or 1 bp of net interest margin, in the first quarter of 2022 compared to $1.4 million, or 3 bps of net interest margin, in the fourth quarter of 2021.
•The cost of total deposits was consistent at 0.05% in the first quarter of 2022 and the cost of total interest-bearing deposits declined 1 bp to 0.07%.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of the Old National franchise.
•Old National recorded a provision expense in the first quarter of 2022 of $97.6 million, which included $96.3 million of CECL Day 1 non-PCD provision expense related to the allowance for credit losses established on acquired non-PCD loans, compared to $1.9 million of provision recapture recorded in the fourth quarter of 2021.
•Net charge-offs in the first quarter were $2.8 million on PCD loans, or 5 bps of average loans, compared to net recoveries of $1.4 million in the fourth quarter of 2021, or 3 bps of average loans.
•30+ day delinquencies were 0.34% at the end of the first quarter, up from 0.11% at the end of the fourth quarter due to loans in process of renewal that have subsequently been completed.
•Non-performing loans improved as a percentage of total loans to 0.88% from 0.92% at the end of the fourth quarter due to the merger.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of March 31, 2022, the remaining discount on these acquired loans was $162 million, $132 million related to First Midwest.
•The allowance for credit losses stood at $280.5 million, or 0.99% of total loans at March 31, 2022, up from 0.79% at December 31, 2021 due to the merger, which included $96.3 million of CECL Day 1 non-PCD provision expense related to acquired non-PCD loans and $78.5 million of allowance related to acquired PCD loans .

NONINTEREST INCOME
Noninterest income increase driven by merger; mortgage banking revenue seasonally lower and capital markets income declines.
•Total noninterest income for the first quarter of 2022 was $65.2 million, an increase of $13.8 million from the fourth quarter of 2021 driven by the merger.
•Mortgage banking revenue impacted by the rate environment, normalizing gain on sale margins, and a higher mix of portfolio production.

NONINTEREST EXPENSE
Increase in first quarter due to merger; expenses well controlled.
•Noninterest expense for the first quarter of 2022 was $226.7 million and included $52.3 million of merger-related charges, including $11.0 million attributable to the provision for unfunded commitments, as well as $1.5 million of tax credit amortization.
•Excluding these items, adjusted noninterest expense for the first quarter was $172.9 million, compared to the $123.2 million of adjusted noninterest expense in the fourth quarter of 2021.
•The first quarter efficiency ratio was 76.2%, while the adjusted efficiency ratio was 57.7% compared to 59.9% for the fourth quarter of 2021.

INCOME TAXES
•On a fully taxable-equivalent basis, income tax benefit in the first quarter was $4.9 million, resulting in a 15.2% FTE tax rate, compared to 21.6% in the fourth quarter of 2021.
•Income tax expense included $2.1 million of tax benefits related to the vesting of share-based payments and post-merger remeasurement of deferred tax assets.
•Income tax expense included $1.6 million of tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.
•Preliminary total risk-based capital was 12.19% and preliminary regulatory Tier 1 capital was 10.79%, impacted by the merger and loan growth.

•Tangible common equity to tangible assets was 6.51% at the end of the first quarter compared to 8.30% in the fourth quarter of 2021, impacted by the merger and rate environment's impact on unrealized losses within the investment portfolio.
•The Company repurchased 3.5 million shares of common stock during the quarter.
•A low loan to deposit ratio of 79.7%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.
NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	1Q22	Adjustments[6,7]	Adjusted 1Q22
Total Revenues (FTE)	$291.8	$(0.3)	$291.5
Less: Provision for Credit Losses	(97.6)	96.3	(1.3)
Less: Noninterest Expenses	(226.7)	52.3	(174.4)
Income before Income Taxes (FTE)	$(32.5)	$148.3	$115.8
Income Taxes (FTE)	4.9	(27.1)	(22.2)
Net Income (loss)	$(27.6)	$121.2	$93.6
Preferred Dividends	(2.0)	—	(2.0)
Net Income (loss) applicable to common shares	$(29.6)	$121.2	$91.6
Average Shares Outstanding	227,002	—	227,002
Earnings Per Share - Diluted	$(0.13)	$0.53	$0.40
6 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)
7 Provision for Credit Losses adjustment refers to the initial increase in allowance for credit losses required on acquired non-PCD loans through the provision for credit losses as a result of the completed merger

($ in millions)	1Q22	4Q21
Net Interest Income	$222.8	$146.8
Add: FTE Adjustment	3.8	3.4
Net Interest Income (FTE)	$226.6	$150.2
Average Earning Assets	$31,483.6	$21,670.7
Net Interest Margin (FTE)	2.88%	2.77%

($ in millions)	1Q22	1Q21
Net Interest Income	$222.8	$148.1
Add: FTE Adjustment	3.8	3.5
Net Interest Income (FTE)	$226.6	$151.6
Add: Total Noninterest Income	65.2	56.7
Less: Noninterest Expense	226.7	117.7
Pre-Provision Net Revenue	$65.1	$90.6
Less: Debt Securities Gains/Losses	(0.3)	(2.0)
Add: Merger-Related Charges	52.3	—
Add: ONB Way Charges	—	1.5
Add: Amortization of Tax Credit Investments	1.5	1.2
Adjusted Pre-Provision Net Revenue	$118.6	$91.3

($ in millions)	1Q22	4Q21
Old National Commercial Loans	$19,962.0	$9,772.4
Less: Old National PPP Loans	(205.3)	(169.0)
Legacy First Midwest Commercial Loans	—	10,048.9
Less: Legacy First Midwest PPP Loans	—	(230.7)
Less: Commercial AAAs	69.8	—
Historical Combined Commercial Loans	$19,826.5	$19,421.6
Old National Consumer and Residential Real Estate Loans	8,374.3	3,829.4
First Midwest Consumer and Residential Real Estate Loans	—	4,540.7
Add: Consumer and Residential Real Estate AAAs	61.7	38.8
Historical Combined Total Loans	$28,262.5	$27,830.5

($ in millions)	1Q22	4Q21	1Q21
Noninterest Expense	$226.7	$131.9	$117.7
Less: ONB Way Charges	—	—	(1.5)
Less: Merger-Related Charges	(52.3)	(6.7)	—
Noninterest Expense less Charges	$174.4	$125.2	$116.2
Less: Amortization of Tax Credit Investments	(1.5)	(2.0)	(1.2)
Adjusted Noninterest Expense	$172.9	$123.2	$115.0
Less: Intangible Amortization	(4.8)	(2.6)	(3.1)
Adjusted Noninterest Expense Less Intangible Amortization	$168.1	$120.6	$111.9
Net Interest Income	$222.8	$146.8	$148.1
FTE Adjustment	3.8	3.4	3.5
Net Interest Income (FTE)	$226.6	$150.2	$151.6
Total Noninterest Income	65.2	51.5	56.7
Total Revenue (FTE)	$291.8	$201.7	$208.3
Less: Debt Securities Gains/Losses	(0.3)	(0.4)	(2.0)
Adjusted Total Revenue (FTE)	$291.5	$201.3	$206.3
Efficiency Ratio	76.2%	64.3%	55.6%
Adjusted Efficiency Ratio	57.7%	59.9%	54.3%

($ in millions)	1Q22	4Q21
Net (Loss) Income Applicable to Common Shares	$(29.6)	$56.2
Add: Intangible Amortization (net of tax6)	3.9	1.9
Tangible Net (Loss) Income Applicable to Common Shares	$(25.7)	$58.1
Less: Securities Gains/Losses (net of tax6)	(0.2)	(0.3)
Add: Provision for credit losses - CECL Day 1 non-PCD provision expense[7] (net of tax6)	78.6	—
Add: Merger-Related Charges (net of tax6)	42.8	5.0
Adjusted Tangible Net Income Applicable to Common Shares	$95.5	$62.8
Average Shareholders’ Common Equity	4,101.2	2,998.8
Less: Average Goodwill	(1,476.7)	(1,037.0)
Less: Average Intangibles	(73.9)	(36.0)
Average Tangible Shareholders’ Common Equity	$2,550.6	$1,925.8
Return on Average Common Equity	(2.9)%	7.5%
Adjusted Return on Average Common Equity	8.9%	8.1%
Return on Average Tangible Common Equity	(4.0)%	12.1%
Adjusted Return on Average Tangible Common Equity	15.0%	13.0%
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, April 26, 2022, to review first quarter 2022 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (844) 200-6205 or International (929) 526-1599, Access code 656831. A replay of the call will also be available from noon Central Time on April 26 through May 10. To access the replay, dial U.S. (866) 813-9403 or international +44 (204) 525-0658, Access code 729800.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, recently completed its transformative merger with First Midwest Bancorp, Inc. to create the sixth largest commercial bank headquartered in the Midwest. With approximately $46 billion of assets and $31 billion of assets under management, Old National ranks among the top 35 banking companies based in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for eleven consecutive years.  Since its founding in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the CECL Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, ONB Way charges, and net securities gains. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
The Company presents loans excluding PPP loans on a historical combined basis and excluding acquisition accounting adjustments. Management believes that comparisons of balance sheet balances to legacy periods are not meaningful due to the merger with First Midwest. Additionally, management believes that excluding acquisition accounting adjustments may be useful to the Company, as well as analysts and investors, since these adjustments can vary significantly based on the size, type, and structure of each acquisition.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger related charges, ONB Way charges and amortization of tax credit investments. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; ability of Old National to execute its business plan, including the completion of the integration and systems conversion related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Maurissa Kanter	Investors: Lynell Walton
(708) 831-7345	(812) 464-1366
Maurissa.Kanter@firstmidwest.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Income Statement
Net interest income	$222,785	$146,781	$148,120
Tax equivalent adjustment (1)	3,772	3,442	3,500
Net interest income - tax equivalent basis	226,557	150,223	151,620
Provision for credit losses	97,569	(1,914)	(17,356)
Noninterest income	65,240	51,484	56,712
Noninterest expense	226,756	131,937	117,740
Net income (loss) available to common shareholders	(29,603)	56,188	86,818

Per Common Share Data
Weighted average diluted shares	227,002	166,128	165,707
Net income (loss) (diluted)	$(0.13)	$0.34	$0.52
Cash dividends	0.14	0.14	0.14
Common dividend payout ratio (2)	(108)%	41%	26%
Book value	$17.03	$18.16	$17.98
Stock price	16.38	18.12	19.34
Tangible common book value (3)	9.71	11.70	11.47

Performance Ratios
Return on average assets	(0.3)%	0.9%	1.5%
Return on average common equity	(2.9)%	7.5%	11.7%
Return on average tangible common equity (3)	(4.0)%	12.1%	18.9%
Net interest margin (FTE)	2.88%	2.77%	2.94%
Efficiency ratio (4)	76.2%	64.3%	55.6%
Net charge-offs (recoveries) to average loans	0.05%	(0.04)%	0.00%
Allowance for credit losses to ending loans	0.99%	0.79%	0.82%
Non-performing loans to ending loans	0.88%	0.92%	1.13%

Balance Sheet (EOP)
Total loans	$28,336,244	$13,601,846	$13,925,261
Total assets	45,834,648	24,453,564	23,744,451
Total deposits	35,607,390	18,569,195	17,849,755
Total borrowed funds	4,347,560	2,575,240	2,574,987
Total shareholders' equity	5,232,114	3,012,018	2,979,447

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	10.04%	12.04%	12.01%
Tier 1	10.79%	12.04%	12.01%
Total	12.19%	12.77%	12.84%
Leverage ratio (to average assets)	10.58%	8.59%	8.33%

Total equity to assets (averages)	12.03%	12.35%	12.78%
Tangible common equity to tangible assets	6.51%	8.30%	8.38%

Nonfinancial Data
Full-time equivalent employees	4,333	2,374	2,451
Banking centers	267	162	162

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per common share divided by net income per common share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
March 31, 2022 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances PCD - Purchased credit deteriorated

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Interest income	$235,505	$156,928	$159,237
Less: interest expense	12,720	10,147	11,117
Net interest income	222,785	146,781	148,120
Provision for credit losses	97,569	(1,914)	(17,356)
Net interest income after provision for credit losses	125,216	148,695	165,476

Wealth management fees	14,630	9,833	9,708
Service charges on deposit accounts	14,726	9,121	8,124
Debit card and ATM fees	6,899	5,071	5,143
Mortgage banking revenue	7,245	7,336	16,525
Investment product fees	7,322	6,258	5,864
Capital markets income	4,442	6,394	3,715
Company-owned life insurance	3,524	2,737	2,714
Other income	6,110	4,299	2,926
Gains (losses) on sales of debt securities	342	435	1,993
Total noninterest income	65,240	51,484	56,712

Salaries and employee benefits	124,147	72,336	68,117
Occupancy	21,019	13,151	14,872
Equipment	5,168	4,473	3,969
Marketing	4,276	4,723	2,062
Data processing	18,762	11,489	12,353
Communication	3,417	2,412	2,878
Professional fees	19,791	5,409	2,724
FDIC assessment	2,575	1,598	1,607
Amortization of intangibles	4,811	2,573	3,075
Amortization of tax credit investments	1,516	2,019	1,202
Other expense	21,274	11,754	4,881
Total noninterest expense	226,756	131,937	117,740

Income (loss) before income taxes	(36,300)	68,242	104,448
Income tax expense (benefit)	(8,714)	12,054	17,630
Net income (loss)	$(27,586)	$56,188	$86,818
Preferred dividends	(2,017)	—	—
Net income (loss) applicable to common shares	$(29,603)	$56,188	$86,818

Diluted Earnings Per Common Share
Net income (loss)	$(0.13)	$0.34	$0.52

Average Common Shares Outstanding
Basic	227,002	165,278	164,997
Diluted	227,002	166,128	165,707

Common shares outstanding at end of period	292,959	165,838	165,676

End of Period Balance Sheet (unaudited)
($ in thousands)
	March 31,	December 31,	March 31,
	2022	2021	2021
Assets
Federal Reserve Bank account	$1,545,389	$627,354	$293,230
Money market investments	12,419	22,002	10,217
Investments:
Treasury and government-sponsored agencies	2,527,568	1,778,357	1,602,423
Mortgage-backed securities	6,086,853	3,698,831	3,385,339
States and political subdivisions	1,840,823	1,654,986	1,467,804
Other securities	735,550	432,478	440,810
Total investments	11,190,794	7,564,652	6,896,376
Loans held for sale, at fair value	39,376	35,458	50,281
Loans:
Commercial	8,624,253	3,391,769	4,068,896
Commercial and agriculture real estate	11,337,735	6,380,674	6,074,135
Consumer:
Home equity	1,080,885	560,590	541,149
Other consumer loans	1,587,216	1,013,524	1,037,804
Subtotal of commercial and consumer loans	22,630,089	11,346,557	11,721,984
Residential real estate	5,706,155	2,255,289	2,203,277
Total loans	28,336,244	13,601,846	13,925,261
Total earning assets	41,124,222	21,851,312	21,175,365

Allowance for credit losses on loans	(280,507)	(107,341)	(114,037)
Non-earning Assets:
Cash and due from banks	418,744	172,663	154,330
Premises and equipment, net	584,113	476,186	466,559
Operating lease right-of-use assets	201,802	69,560	74,611
Goodwill and other intangible assets	2,144,609	1,071,672	1,079,933
Company-owned life insurance	766,291	463,324	456,782
Other assets	875,374	456,188	450,908
Total non-earning assets	4,990,933	2,709,593	2,683,123
Total assets	$45,834,648	$24,453,564	$23,744,451

Liabilities and Equity
Noninterest-bearing demand deposits	$12,463,136	$6,303,106	$6,091,054
Interest-bearing:
Checking and NOW accounts	8,296,337	5,338,022	4,933,770
Savings accounts	6,871,767	3,798,494	3,631,145
Money market accounts	5,432,139	2,169,160	2,075,852
Other time deposits	2,544,011	960,413	1,042,903
Total core deposits	35,607,390	18,569,195	17,774,724
Brokered deposits	—	—	75,031
Total deposits	35,607,390	18,569,195	17,849,755

Federal funds purchased and interbank borrowings	1,721	276	922
Securities sold under agreements to repurchase	509,275	392,275	395,242
Federal Home Loan Bank advances	3,239,357	1,886,019	1,912,541
Other borrowings	597,207	296,670	266,282
Total borrowed funds	4,347,560	2,575,240	2,574,987
Operating lease liabilities	234,049	76,236	84,665
Accrued expenses and other liabilities	413,535	220,875	255,597
Total liabilities	40,602,534	21,441,546	20,765,004
Preferred stock, common stock, surplus, and retained earnings	5,570,313	3,014,393	2,887,538
Accumulated other comprehensive income (loss), net of tax	(338,199)	(2,375)	91,909
Total shareholders' equity	5,232,114	3,012,018	2,979,447
Total liabilities and shareholders' equity	$45,834,648	$24,453,564	$23,744,451

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$1,336,404	$308	0.09%	$726,144	$276	0.15%	$370,087	$88	0.10%
Investments:
Treasury and government-sponsored agencies	2,195,470	8,219	1.50%	1,763,544	6,390	1.45%	1,155,525	4,885	1.69%
Mortgage-backed securities	4,869,038	24,377	2.00%	3,513,482	15,071	1.72%	3,312,311	15,833	1.91%
States and political subdivisions	1,738,652	13,637	3.14%	1,625,390	12,941	3.18%	1,478,143	12,200	3.30%
Other securities	605,552	4,144	2.74%	438,583	2,608	2.38%	453,411	2,743	2.42%
Total investments	9,408,712	50,377	2.14%	7,340,999	37,010	2.02%	6,399,390	35,661	2.23%
Loans: (2)
Commercial	5,893,907	55,283	3.75%	3,420,274	31,641	3.62%	3,974,762	35,568	3.58%
Commercial and agriculture real estate	8,749,162	77,408	3.54%	6,341,296	57,347	3.54%	5,980,774	55,746	3.73%
Consumer:
Home equity	783,729	7,355	3.81%	556,851	4,380	3.12%	544,049	4,152	3.10%
Other consumer loans	1,320,923	14,560	4.47%	1,009,690	9,488	3.73%	1,058,731	10,175	3.90%
Subtotal commercial and consumer loans	16,747,721	154,606	3.74%	11,328,111	102,856	3.60%	11,558,316	105,641	3.71%
Residential real estate loans	3,990,716	33,986	3.41%	2,275,469	20,228	3.56%	2,273,859	21,347	3.76%

Total loans	20,738,437	188,592	3.64%	13,603,580	123,084	3.56%	13,832,175	126,988	3.68%

Total earning assets	$31,483,553	$239,277	3.04%	$21,670,723	$160,370	2.93%	$20,601,652	$162,737	3.16%

Less: Allowance for credit losses on loans	(168,175)			(107,990)			(133,869)

Non-earning Assets:
Cash and due from banks	$268,836			$228,126			$288,623
Other assets	3,480,640			2,481,792			2,486,604

Total assets	$35,064,854			$24,272,651			$23,243,010

Interest-Bearing Liabilities:
Checking and NOW accounts	$6,784,653	$596	0.04%	$5,093,496	$458	0.04%	$4,863,819	$612	0.05%
Savings accounts	5,302,015	589	0.05%	3,766,543	524	0.06%	3,495,319	487	0.06%
Money market accounts	3,778,682	691	0.07%	2,139,702	456	0.08%	1,987,348	423	0.09%
Other time deposits	1,745,153	1,318	0.31%	978,723	1,047	0.42%	1,081,248	1,607	0.60%
Total interest-bearing core deposits	17,610,503	3,194	0.07%	11,978,464	2,485	0.08%	11,427,734	3,129	0.11%
Brokered deposits	—	—	0.00%	—	—	0.00%	157,780	30	0.08%
Total interest-bearing deposits	17,610,503	3,194	0.07%	11,978,464	2,485	0.08%	11,585,514	3,159	0.11%

Federal funds purchased and interbank borrowings	1,113	—	0.01%	1,162	—	0.00%	1,144	—	0.00%
Securities sold under agreements to repurchase	449,939	96	0.09%	381,744	92	0.10%	398,662	120	0.12%
Federal Home Loan Bank advances	2,589,984	5,963	0.93%	1,887,821	5,122	1.08%	1,925,352	5,409	1.14%
Other borrowings	432,434	3,467	3.21%	274,926	2,448	3.56%	263,010	2,429	3.69%
Total borrowed funds	3,473,470	9,526	1.11%	2,545,653	7,662	1.19%	2,588,168	7,958	1.25%

Total interest-bearing liabilities	$21,083,973	$12,720	0.24%	$14,524,117	$10,147	0.28%	$14,173,682	$11,117	0.32%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$9,294,876			$6,435,829			$5,756,277
Other liabilities	467,589			313,880			343,073
Shareholders' equity	4,218,416			2,998,825			2,969,978

Total liabilities and shareholders' equity	$35,064,854			$24,272,651			$23,243,010

Net interest rate spread			2.80%			2.65%			2.84%

Net interest margin (FTE)			2.88%			2.77%			2.94%

FTE adjustment		$3,772			$3,442			$3,500

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Allowance for credit losses on loans:
Beginning allowance for credit losses	$107,341	$107,868	$131,388
Allowance established for acquired PCD loans	78,531	—	—

Provision for credit losses(1)	97,409	(1,914)	(17,356)

Gross charge-offs	(4,664)	(545)	(1,570)
Gross recoveries	1,890	1,932	1,575
Net (charge-offs) recoveries	(2,774)	1,387	5

Ending allowance for credit losses	$280,507	$107,341	$114,037

Net charge-offs (recoveries) / average loans(2)	0.05%	(0.04)%	0.00%

Average loans outstanding(2)	$20,725,313	$13,594,543	$13,815,515

EOP loans outstanding(2)	28,336,244	13,601,846	13,925,261

Allowance for credit losses / EOP loans(2)	0.99%	0.79%	0.82%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$1,646	$7	$49

Non-performing loans:
Nonaccrual loans(3)	227,925	106,691	142,138
TDRs still accruing	20,999	18,378	15,226
Total non-performing loans	248,924	125,069	157,364

Foreclosed assets	19,713	2,030	751

Total underperforming assets	$270,283	$127,106	$158,164

Classified and Criticized Assets:
Nonaccrual loans(3)	227,925	106,691	142,138
Substandard accruing loans	518,341	162,572	160,314
Loans 90 days and over (still accruing)	1,646	7	49
Total classified loans - "problem loans"	$747,912	$269,270	$302,501

Other classified assets	24,676	4,338	3,791
Criticized loans - "special mention loans"	507,689	235,910	246,365

Total classified and criticized assets	$1,280,277	$509,518	$552,657

Non-performing loans / EOP loans(2)	0.88%	0.92%	1.13%

Allowance to non-performing loans	113%	86%	72%

Under-performing assets / EOP loans(2)	0.95%	0.93%	1.14%

EOP total assets	$45,834,648	$24,453,564	$23,744,451

Under-performing assets / EOP assets	0.59%	0.52%	0.67%

EOP - End of period actual balances
(1) Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022.
(2) Excludes loans held for sale.
(3) Includes non-accruing TDRs totaling $23.8 million at March 31, 2022, $11.7 million at December 31, 2021, and $14.3 million at March 31, 2021.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Actual End of Period Balances
GAAP shareholders' common equity	$4,988,395	$3,012,018	$2,979,447

Deduct:
Goodwill	1,997,157	1,036,994	1,036,994
Intangibles	147,452	34,678	42,939
	2,144,609	1,071,672	1,079,933

Tangible shareholders' common equity	$2,843,786	$1,940,346	$1,899,514

Average Balances
GAAP shareholders' common equity	$4,101,206	$2,998,825	$2,969,978

Deduct:
Goodwill	1,476,726	1,036,994	1,036,994
Intangibles	73,898	35,992	44,409
	1,550,624	1,072,986	1,081,403

Average tangible shareholders' common equity	$2,550,582	$1,925,839	$1,888,575

Actual End of Period Balances
GAAP assets	$45,834,648	$24,453,564	$23,744,451

Add:
Trust overdrafts	1	—	24

Deduct:
Goodwill	1,997,157	1,036,994	1,036,994
Intangibles	147,452	34,678	42,939
	2,144,609	1,071,672	1,079,933

Tangible assets	$43,690,040	$23,381,892	$22,664,542

Risk-weighted assets (2)	$32,341,335	$16,588,469	$15,524,621

GAAP net income (loss) applicable to common shares	$(29,603)	$56,188	$86,818

Add:
Amortization of intangibles (net of tax)	3,934	1,930	2,306

Tangible net income (loss) applicable to common shares	$(25,669)	$58,118	$89,124

Tangible Ratios
Return on average tangible common equity	(4.03)%	12.07%	18.88%
Tangible common equity to tangible assets	6.51%	8.30%	8.38%
Tangible common equity to risk-weighted assets (2)	8.79%	11.70%	12.24%
Tangible common book value (1)	9.71	11.70	11.47

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$3,246,482	$1,998,056	$1,865,220

Risk-weighted assets (2)	32,341,335	16,588,469	15,524,621

Tier 1 common equity to risk-weighted assets (2)	10.04%	12.04%	12.01%

(2) March 31, 2022 figures are preliminary.